Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3ASR of our report  dated February 27, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Kimco Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 19, 2012